EXHIBIT (99)(a)

NEWS RELEASE

July 25, 2011
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $629,000 for the three months ended June 30, 2011, resulting in $0.11 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $864,000, or $0.16 basic and diluted net earnings per share, for the same period one year ago.    After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the three months ended June 30, 2011, were $281,000 or $0.05 basic and diluted net earnings per common share as compared to $515,000, or $0.09 basic and diluted net earnings per common share, for the same period one year ago.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in second quarter earnings to increases in non-interest expense and the provision for loan losses combined with a decrease in non-interest income, which were partially offset by an increase in net interest income.

Year-to-date net earnings as of June 30, 2011 were $2.0 million, or $0.36 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $1.7 million, or $0.31 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the six months ended June 30, 2011 were $1.3 million or $0.23 basic and diluted net earnings per common share as compared to $1.0 million, or $0.19 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to aggregate increases in net interest income and non-interest income, which were partially offset by increases in the provision for loan losses and non-interest expense, as discussed below.

Net interest income was $8.6 million for the three-month period ended June 30, 2011, compared to $8.2 million for the same period one year ago.  Net interest income after the provision for loan losses increased 4% to $5.2 million during the second quarter of 2011, compared to $5.0 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2011, was $3.4 million as compared to $3.2 million for the same period one year ago.

Non-interest income amounted to $2.7 million for the three months ended June 30, 2011, as compared to $3.1 million for the same period last year.  This decrease is primarily attributable to a $428,000 decrease in miscellaneous non-interest income due to a $450,000 increase in net losses and write-downs on foreclosed properties for the three months ended June 30, 2011, as compared to the same period one year ago.

Non-interest expense increased 5% to $7.4 million for the three months ended June 30, 2011, as compared to $7.1 million for the same period last year.  The increase in non-interest expense included: (1) an increase of $240,000 or 7% in salaries and benefits expense, (2) an increase of $30,000 or 2% in occupancy expense and (3) an increase of $81,000 or 4% in non-interest expenses other than salary, employee benefits and occupancy expenses.

Year-to-date net interest income as of June 30, 2011 increased 5% to $17.1 million compared to $16.3 million for the same period one year ago.   This increase is primarily attributable to a reduction in interest expense due to a decrease in the cost of funds for time deposits.   Net interest income after the provision for loan losses increased 1% to $10.8 million for the six months ended June 30, 2011, compared to $10.7 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2011 was $6.3 million as compared to $5.6 million for the same period one year ago, primarily attributable to a $1.8 million increase in net charge-offs during the six months ended June 30, 2011 compared to the same period last year.  Net charge-offs during the six months ended June 30, 2011 included $3.1 million on acquisition, development and construction (AD&C) loans, $2.5 million on mortgage loans and $228,000 on non-real estate loans.

Non-interest income increased 10% to $6.3 million for the six months ended June 30, 2011, as compared to $5.7 million for the same period one year ago.  This increase is primarily attributable to a $1.1 million increase in gains on the sale of securities, which was partially offset by a $475,000 decrease in miscellaneous non-interest income due to a $593,000 increase in net losses and write-downs on foreclosed properties for the six months ended June 30, 2011, as compared to the same period one year ago.

Non-interest expense increased 4% to $14.8 million for the six months ended June 30, 2011, as compared to $14.2 million for the same period last year.  The increase in non-interest expense included: (1) an increase of $387,000 or 6% in salaries and benefits expense, (2) an increase of $44,000 or 2% in occupancy expense and (3) an increase of $101,000 or 2% in non-interest expenses other than salary, employee benefits and occupancy expenses.

Total assets amounted to $1.1 billion as of June 30, 2011 and June 30, 2010.  Available for sale securities increased 21% to $297.6 million as of June 30, 2011, compared to $245.6 million as of June 30, 2010.  This increase reflects the investment of additional funds received from the decrease in loans.  Total loans amounted to $692.8 million as of June 30, 2011, compared to $751.5 million as of June 30, 2010.  The decrease is primarily due to the anticipated reduction in existing loans as the Bank continues to work through problem loans and the continuing decline in loan originations.

Non-performing assets decreased 16% to $39.2 million or 3.66% of total assets at June 30, 2011, compared to $46.9 million or 4.40% of total assets at December 31, 2010 primarily due to a decrease in non-accrual loans.  Non-performing assets amounted to $36.6 million or 3.36% of total assets at June 30, 2010.  Non-performing loans include $19.3 million in AD&C loans, $12.1 million in commercial and residential mortgage loans and $784,000 in other loans at June 30, 2011, as compared to $23.1 million in AD&C loans, $16.2 million in commercial and residential mortgage loans and $1.0 million in other loans as of December 31, 2010.  The allowance for loan losses at June 30, 2011, amounted to $16.0 million or 2.31% of total loans compared to $17.0 million or 2.26% of total loans at June 30, 2010.  According to Mr. Wolfe, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $830.4 million as of June 30, 2011, compared to $849.2 million at June 30, 2010.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $18.7 million or 3% to $615.1 million at June 30, 2011, as compared to $596.4 million at June 30, 2010.  Certificates of deposit in amounts greater than $100,000 or more totaled $212.4 million at June 30, 2011, as compared to $246.3 million at June 30, 2010.  This decrease is primarily due to a $24.3 million decrease in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS) and a $7.7 million decrease in brokered certificates of deposit as of June 30, 2011, compared to June 30, 2010.

Securities sold under agreement to repurchase amounted to $44.5 million at June 30, 2011, as compared to $41.0 million at June 30, 2010.

Shareholders’ equity was $100.5 million, or 9.37% of total assets, at June 30, 2011, as compared to $96.9 million, or 9.07% of total assets, at December 31, 2010 and $101.4 million, or 9.32% of total assets, at June 30, 2010.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2010.

CONSOLIDATED BALANCE SHEETS
June 30, 2011, December 31, 2010 and June 30, 2010
(Dollars in thousands)

	June 30, 2011	December 31, 2010	June 30, 2010
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$38,792	$22,521	$51,568
Interest bearing deposits	2,843	1,456	2,142
Cash and cash equivalents	41,635	23,977	53,710

Certificates of deposits	735	735	1,407

Investment securities available for sale	297,606	272,449	245,556
Other investments	5,840	5,761	6,345
Total securities	303,446	201,461	251,901

Mortgage loans held for sale	1,967	3,814	1,856

Loans	692,813	726,160	751,505
Less: Allowance for loan losses	(15,984)	(15,493)	(16,981)
Net loans	676,829	710,667	734,524

Premises and equipment, net	17,513	17,334	17,235
Cash surrender value of life insurance	7,660	7,539	7,410
Accrued interest receivable and other assets	23,182	25,376	19,750
Total assets	$1,072,967	$1,067,652	$1,087,793

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$132,288	$114,792	$119,332
NOW, MMDA & Savings	346,808	332,511	323,184
Time, $100,000 or more	212,440	241,366	246,279
Other time	138,874	150,043	160,442
Total deposits	830,410	838,712	849,237

Demand notes payable to U.S. Treasury	1,252	1,600	323
Securities sold under agreement to repurchase	44,512	34,094	40,903
FHLB borrowings	70,000	70,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	5,641	5,769	5,318
Total liabilities	972,434	970,794	986,400

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2011 and 2010	24,687	24,617	24,546
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,542,703 shares in 2011 and 5,541,413 in 2010	48,289	48,281	48,269
Retained earnings	24,644	23,573	24,394
Accumulated other comprehensive income	2,913	387	4,184
Total shareholders' equity	100,533	96,858	101,393

Total liabilities and shareholders' equity	$1,072,967	$1,067,652	$1,087,793

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2011 and 2010
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,159	$10,162	$18,774	$20,253
Interest on investment securities:
U.S. Government sponsored enterprises	1,413	1,196	2,494	2,601
States and political subdivisions	790	460	1,595	862
Other	60	61	116	93
Total interest income	11,422	11,879	22,979	23,809

INTEREST EXPENSE:
NOW, MMDA & savings deposits	601	911	1,319	1,777
Time deposits	1,277	1,746	2,681	3,622
FHLB borrowings	753	813	1,497	1,702
Junior subordinated debentures	101	101	200	198
Other	77	111	156	208
Total interest expense	2,809	3,682	5,853	7,507

NET INTEREST INCOME	8,613	8,197	17,126	16,302
PROVISION FOR LOAN LOSSES	3,368	3,179	6,318	5,561
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,245	5,018	10,808	10,741

NON-INTEREST INCOME:
Service charges	1,316	1,441	2,572	2,760
Other service charges and fees	528	559	1,109	1,161
Gain on sale of securities	181	146	1,256	168
Mortgage banking income	218	91	405	247
Insurance and brokerage commission	121	93	229	191
Miscellaneous	372	800	738	1,213
Total non-interest income	2,736	3,130	6,309	5,740

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,673	3,433	7,340	6,953
Occupancy	1,331	1,301	2,696	2,652
Other	2,404	2,323	4,742	4,641
Total non-interest expense	7,408	7,057	14,778	14,246

EARNINGS BEFORE INCOME TAXES	573	1,091	2,339	2,235
INCOME TAXES	(56)	227	349	496

NET EARNINGS	629	864	1,990	1,739

Dividends and accretion on preferred stock	348	349	697	697

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$281	$515	$1,293	$1,042

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.05	$0.09	$0.23	$0.19
Diluted net earnings	$0.05	$0.09	$0.23	$0.19
Cash dividends	$0.02	$0.02	$0.04	$0.04
Book value	$13.62	$13.78	$13.62	$13.78

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2011 and 2010
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$285,223	$209,596	$276,273	$200,474
Loans	704,366	761,587	712,994	768,888
Earning assets	1,012,214	994,350	1,011,638	987,339
Assets	1,068,988	1,083,262	1,067,654	1,071,648
Deposits	833,436	844,385	836,684	832,695
Shareholders' equity	98,705	101,230	98,415	101,288

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.58%	3.44%	3.59%	3.45%
Return of average assets	0.24%	0.32%	0.38%	0.33%
Return on average shareholders' equity	2.52%	3.42%	4.08%	3.46%
Shareholders' equity to total assets (period end)	9.37%	9.32%	9.37%	9.32%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$15,410	$16,756	$15,493	$15,413
Provision for loan losses	3,368	3,179	6,318	5,561
Charge-offs	(2,966)	(3,122)	(6,311)	(4,254)
Recoveries	172	168	484	261
Balance, end of period	$15,984	$16,981	$15,984	$16,981

ASSET QUALITY:
Non-accrual loans			$30,997	$31,938
90 days past due and still accruing			1,124	453
Other real estate owned			7,115	4,208
Total non-performing assets			$39,236	$36,599
Non-performing assets to total assets			3.66%	3.36%
Allowance for loan losses to non-performing assets			40.74%	46.40%
Allowance for loan losses to total loans			2.31%	2.26%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	6/30/2011	6/30/2010
Risk Grade 1 (excellent quality)	3.30%	3.41%
Risk Grade 2 (high quality)	16.71%	16.08%
Risk Grade 3 (good quality)	48.58%	49.59%
Risk Grade 4 (management attention)	22.52%	17.66%
Risk Grade 5 (watch)	2.05%	5.98%
Risk Grade 6 (substandard)	2.07%	2.74%
Risk Grade 7 (low substandard)	0.00%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At June 30, 2011 there were four relationships exceeding $1.0 million (which totaled $5.7 million) in the Watch risk grade, three relationships exceeding $1.0 million in the Substandard risk grade (which totaled $6.9 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements in accordance with the terms of the promissory notes on these loans.

(END)